SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Preliminary Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934 (Amendment No.     )

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IDT Corporation
(Name of Registrant as Specified in its Charter)

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INFORMATION STATEMENT

IDT Corporation 520 Broad Street Newark, NJ 07102 March [•], 2006

Dear Stockholder:

This Information Statement is being distributed to notify the stockholders of record of IDT Corporation, a Delaware corporation (“we,” “us,” “our” or the “Company”) that our Board of Directors has approved and recommended to our stockholders, and our stockholder holding a majority of the aggregate voting power of (i) our Common Stock, par value $0.01 per share, (ii) Class A Common Stock, par value $0.01 per share, and (iii) Class B Common Stock, par value $0.01 per share (we refer to the Common Stock, Class A Common Stock and Class B Common Stock collectively as the “Capital Stock”) has adopted an amendment to our Restated Certificate of Incorporation, as amended (the “Amendment”). On March 3, 2006, Mr. Howard S. Jonas, our Chairman of the Board, delivered to us a written consent in lieu of a special meeting of stockholders representing approximately 61% of the voting power of the Capital Stock, adopting the Amendment.

When effective, the Amendment will amend Article Fifth of the Restated Articles of Incorporation to provide that each of our directors, rather than serving for a term of three years in one of three classes of our directors, shall hold office until the next annual meeting of stockholders following such director’s election and until his or her successor is elected and qualified (subject, however, to prior death or incapacity, resignation, retirement, disqualification or removal from office).

This Information Statement is being mailed on or about March [•], 2006, to the holders of record of our Capital Stock on March 3, 2006 (the “Record Date”), the record date set by our Board of Directors for determining the stockholders eligible to receive this Information statement. This Information Statement is being distributed to you, our stockholders, in accordance with the requirements of Section 228(e) of the Delaware General Corporation Law and Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Information Statement describes in greater detail the changes to our Restated Certificate of Incorporation.

Pursuant to Rule 14c-2 promulgated by the Securities and Exchange Commission (the “SEC”) under the Exchange Act, the Amendment will not become effective until twenty calendar days following the date on which this Information Statement was sent to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BY ORDER OF THE BOARD OF DIRECTORS

Joyce J. Mason
Senior Vice President, General Counsel and Secretary

ACTION BY BOARD OF DIRECTORS AND CONSENTING STOCKHOLDERS

Description of Amendment

The Restated Certificated of Incorporation is amended to provide that each of our directors, rather than serving for a term of three years in one of our three classes of directors, shall hold office until the next annual meeting of stockholders following such director’s election and until his or her successor is elected and qualified (subject, however, to prior death or incapacity, resignation, retirement, disqualification or removal from office). This Amendment is reflected in Article Fifth of our Restated Certificate of Incorporation and is attached hereto as Exhibit A and incorporated herein by reference.

Approval by our Board of Directors

In accordance with Section 141 of the Delaware General Corporation Law (the “DGCL”), on January 30, 2006, our Board of Directors, believing it to be in the best interests of the Company and its stockholders, approved the Amendment and recommended adoption of the Amendment to the our stockholders.

Amendment is in the Best Interest of the Company and its Stockholders

Our Board of Directors believes that the Amendment to our Restated Certificate of Incorporation is in the best interests of the Company because requiring our directors to stand for re-election after serving one-year terms will increase director accountability to our stockholders and provide our stockholders greater flexibility in electing our directors.

Approval by Stockholders

Pursuant to Section 242 of the DGCL, the Amendment must be approved by the holders of a majority of the aggregate voting power of the Capital Stock. In order to obtain the required approval of our stockholders, we could have either convened a special meeting of the stockholders of the Capital Stock for the specific purpose of voting on the Amendment, or we could have sought written consent from the holders of a majority of the aggregate voting power of the Capital Stock. In order to eliminate the costs and management time involved in holding a special meeting, we determined to utilize the written consent of the holders of a majority of the aggregate voting power of the Capital Stock. The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by Section 228 of the DGCL, which provides that any action required or permitted to be taken at a meeting of the stockholders of a Delaware corporation may be taken without a meeting if stockholders holding at least a majority of the voting power of the corporation execute a written consent approving such action.

As of the Record Date, there were issued and outstanding: 9,816,988 shares of Class A Common Stock (each with three votes per share), 15,453,073 shares of Common Stock (each with one vote per share) and 70,971,356 shares of Class B Common Stock (each with one-tenth of one vote per share). As of the Record Date, Howard S. Jonas beneficially owned 9,816,988 shares of the issued and outstanding shares of Class A Common Stock, 1,825,142 shares of the issued and outstanding shares of Common Stock and 6,084,196 shares of the issued and outstanding shares of Class B Common Stock. Therefore, as of the Record Date, Howard S. Jonas was the holder of approximately 61% of the voting power of our outstanding Capital Stock. On March 3, 2006, Howard S. Jonas, our Chairman of the Board, delivered to us a written consent in lieu of a special meeting of stockholders approving the Amendment. No further vote of our stockholders is required for the Company to effect the Amendment.

No Appraisal Rights

Stockholders are not entitled to appraisal rights under Section 262 of the DGCL.

FINANCIAL INFORMATION

Our financial information is incorporated herein by reference to our annual report on Form 10-K and our quarterly report on Form 10-Q most recently filed with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of (i) the Company’s Common Stock (and Class A Common Stock, assuming conversion of all shares of Class A Common Stock into Common Stock), (ii) the Company’s Class

B Common Stock, and (iii) Common Stock of IDT Telecom, Inc. (and Class A Common Stock of IDT Telecom, assuming conversion of all shares of Class A Common Stock into Common Stock of IDT Telecom), a privately held subsidiary of the Company, by (A) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock (and Class A Common Stock, on an as-converted basis) or the Class B Common Stock of the Company, (B) each of the Company’s directors and the Chief Executive Officer and the four most highly compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers as of July 31, 2005 (as well as Mr. Jonathan Levy, for whom such disclosure would have been provided but for the fact that Mr. Levy was not serving as an executive officer as of July 31, 2005), and (C) all directors and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, to the best of the Company’s knowledge, the persons named in the table have sole voting and investing power with respect to all shares indicated as being beneficially owned by them. Certain options to purchase Class B Common Stock set forth in the footnotes below are eligible to be tendered to us by the holders of such options in the tender offer we launched for such options that is scheduled to expire on March 24, 2006, as set forth on the Schedule TO filed by us with the SEC on February 1, 2006 and the Amendment No. 1 thereto filed by us with the SEC on February 21, 2006, both incorporated herein by reference. The table below does not include beneficial ownership of the common stock or Class A common stock of Net2Phone, for which we recently completed a tender offer. On February 17, 2006, NTOP Acquisition, Inc., our wholly-owned subsidiary and us entered into an agreement and plan of merger with Net2Phone, pursuant to which NTOP Acquisition will merger with and into Net2Phone and we will acquire all of the capital stock of Net2Phone. Upon effectiveness of the merger, any options to purchase common stock of Net2Phone held by the individuals set forth in the table below will be terminated.

Unless otherwise noted, the security ownership information is given as of March 3, 2006 and, in the case of percentage ownership information, is based on the following amount of outstanding shares: (i) 25,270,061 shares of Common Stock (assuming conversion of all 9,816,988 currently outstanding shares of Class A Common Stock into Common Stock); (ii) 70,971,356 shares of Class B Common Stock; and (iii) 157,500 shares of Common Stock of IDT Telecom (assuming the conversion of all 150,000 shares of Class A Common Stock of IDT Telecom into Common Stock of IDT Telecom).

	Number of Shares of Common Stock		Percentage of Ownership of Common Stock	Number of Shares of Class B Common Stock		Percentage of Ownership of Class B Common Stock	Percentage of Aggregate Voting Powerd	Common Stock of IDT Telecom		Percentage of Ownership of Common Stock of IDT Telecom
Howard S. Jonas	11,642,130	(1)	46%	6,085,865	(1)	8.6%	61.3%	150,000	(27)	95.2%
520 Broad Street
Newark, NJ 07102
Liberty Media Corporation	—		—	17,237,568	(2)	24.3%	3.3%	7,500		4.8%
12300 Liberty Blvd.
Englewood, CO 80112
Oppenheimer Funds, Inc.	—		—	7,458,000	(3)	10.5%	1.4%	—		—
Two World Financial
Center, 225 Liberty St.
11th Floor
New York, NY 10018
Dimensional Fund Advisors Inc.	1,629,106	(4)	10.5%	4,176,400	(5)	5.9%	3.9%	—		—
1299 Ocean Avenue 11th Floor
Santa Monica, CA 90401
Kahn Brothers & Co., Inc.	1,713,615	(6)	11.1%	186,365	(6)	*	3.3%	—		—
555 Madison Avenue 22nd Floor
New York, NY 10022
Lotsoff Capital Management	1,686,098	(7)	10.9%	—		—	3.2%	—		—
20 N Clark Street 34th Floor
Chicago, IL 60602

	Number of Shares of Common Stock		Percentage of Ownership of Common Stock		Number of Shares of Class B Common Stock		Percentage of Ownership of Class B Common Stock	Percentage of Aggregate Voting Powerd	Common Stock of IDT Telecom		Percentage of Ownership of Common Stock of IDT Telecom
Artisan Partners LTD Partnership	1,030,300	(8)	6.7%		1,092,600	(8)	1.6%	2.2%	—		—
875 E. Wisconsin
Avenue Suite 800
Milwaukee, WI 53202
James A. Courter	—		—		2,914,911	(9)	3.9%	*	150,702	(28)	95.3%
Ira A. Greenstein	—		—		447,960	(10)	*	*	234	(29)		*
Stephen R. Brown	1,000	(11)		*	415,188	(11)	*	*	87	(29)		*
Moshe Kaganoff	—		—		256,531	(12)	*	*	227	(29)		*
Joyce J. Mason	15,020	(13)		*	438,796	(13)	*	*	58	(29)		*
Marc E. Knoller	—		—		387,008	(14)	*	*	234	(29)		*
Morris Lichtenstein	—		—		617,486	(15)	*	*	—		—
Jonathan Levy	41	(17)		*	271,565	(17)	*	*	274	(29)		*
Rudy Boschwitz	—		—		71,496	(18)	*	*	—		—
J. Warren Blaker	—		—		123,332	(19)	*	*	—		—
Saul K. Fenster	500	(20)		*	62,996	(20)	*	*	—		—
Jeane J. Kirkpatrick	—		—		25,497	(21)	*	*	—		—
Jack F. Kemp	—		—		121,496	(22)	*	*	—		—
Slade Gorton	—		—		10,500	(23)	*	*	—		—
Michael J. Levitt	—		—		91,496	(24)	*	*	—		—
James S. Gilmore, III	—		—		51,496	(25)	*	*	—		—
All directors and executive officers as a group (22) persons)	11,658,650	(26)	43.1%		13,019,191	(26)	16.9%	61.5%	151,396	(30)	95.3%

*	Less than 1%.

d	Voting power represents combined voting power of Common Stock (one vote per share), Class A Common Stock (three votes per share) and Class B Common Stock (one-tenth of one vote per share). Excludes stock options.

(1)	Includes an aggregate of 9,816,988 shares of Class A Common Stock, 1,825,142 shares of Common Stock and 6,085,865 shares of Class B Common Stock, consisting of (i) 9,797,418 shares of Class A Common Stock held by Mr. Jonas directly, (ii) 19,570 shares of Class A Common Stock held by The Jonas Family Limited Partnership, (iii) 825,142 shares of Common Stock beneficially owned by the Jonas Foundation, (iv) 1,000,000 shares of Common Stock beneficially owned by the Howard S. and Deborah Jonas Foundation, (v) 1,229,342 shares of Class B Common Stock held directly by Mr. Jonas, (vi) 1,200,000 shares of Class B Common Stock beneficially owned by the Howard S. and Deborah Jonas Foundation, (vii) 19,570 shares of Class B Common Stock beneficially owned by the Jonas Family Limited Partnership, (viii) an aggregate of 3,406,176 shares of Class B Common Stock beneficially owned in equal amounts by eight separate Trusts under Article Four of the Howard S. Jonas 1996 Annuity Trust Agreement for the benefit of the children of Mr. Jonas, (ix) 229,108 shares of Class B Common Stock beneficially owned by the Howard S. Jonas 1998 Annuity Trust and (x) 1,669 shares of Class B Common Stock held by Mr. Jonas in his 401(k) plan. Mr. Jonas is the General Partner of The Jonas Family Limited Partnership and, with his wife Deborah Jonas, is the co-trustee of each of The Jonas Foundation, the Howard S. and Deborah Jonas Foundation, each of the Trusts under Article Four of the Howard S. Jonas 1996 Annuity Trust Agreement and the Howard S. Jonas 1998 Annuity Trust.

(2)	Based solely upon a Form 13D/A filed on March 21, 2005. Liberty Media also owns 7,500 shares of common stock of IDT Telecom, Inc. (approximately 4.8% of the total outstanding) and 88.235 shares of IDT Media, Inc. (approximately 3.9% of the total outstanding).

(3)	Based solely upon a Form 13G/A filed on February 8, 2006.

(4)	Based upon a Form 13G and a Form 13G/A filed on February 6, 2006.

(5)	Based upon a Form 13G and a Form 13G/A filed on February 6, 2006.

(6)	Based solely upon a Form 13F filed on October 19, 2005.

(7)	Based solely upon a Form 13F filed on October 14, 2005.

(8)	Based upon a Form 13F filed on August 12, 2005 and a Form 13G filed on January 27, 2006.

(9)	Includes (a) 50,920 restricted shares of Class B Common Stock held by Mr. Courter directly, (b) 1,992 shares of Class B Common Stock held by Mr. Courter in his 401(k) Plan and (c) 2,861,999 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.

(10)	Includes (a) 46,477 restricted shares of Class B Common Stock held by Mr. Greenstein directly, (b) 1,484 shares of Class B Common Stock held by Mr. Greenstein in his 401(k) Plan and (c) 399,999 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.

(11)	Includes (a) 1,000 shares of Common Stock and 1,000 shares of Class B Common Stock held by Mr. Brown directly, (b) 46,477 restricted shares of Class B Common Stock held by Mr. Brown directly, (c) 1,712 shares of Class B Common Stock held by Mr. Brown in his 401(k) Plan and (d) 365,999 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.

(12)	Includes (a) 19,488 restricted shares of Class B Common Stock held by Mr. Kaganoff directly, (b) 1,708 shares of Class B Common Stock held by Mr. Kaganoff in his 401(k) Plan and (c) 235,335 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.

(13)	Includes (a) 10,380 shares of Common Stock and 18,315 shares of Class B Common Stock held by Ms. Mason directly, (b) 21,358 restricted shares of Class B Common Stock held by Ms. Mason directly, (c) 2,257 shares of Class B Common Stock held by Ms. Mason in her 401(k) Plan, (d) an aggregate of 4,640 shares of Common Stock and 24,265 shares of Class B Common Stock owned by Ms. Mason’s husband, son and daughter and (e) 372,601 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.

(14)	Includes (a) 2,584 shares of Class B Common Stock held by Mr. Knoller directly, (b) 32,496 restricted shares of Class B Common Stock held by Mr. Knoller directly, (c) 1,928 shares of Class B Common Stock held by Mr. Knoller in his 401(k) Plan and (d) 350,000 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.

(15)	Includes (a) 2,768 shares of Class B Common Stock held by Mr. Lichtenstein directly, (b) 319,822 restricted shares of Class B Common Stock held by Mr. Lichtenstein directly, (c) 1,562 shares of Class B Common Stock held by Mr. Lichtenstein in his 401(k) Plan and (d) 293,334 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.

(16)	Intentionally omitted.

(17)	Includes (a) 41 shares of Common Stock and 41 shares of Class B Common Stock held by Mr. Levy directly, (b) 35,003 restricted shares of Class B Common Stock held by Mr. Levy directly, (c) 1,771 shares of Class B Common Stock held by Mr. Levy in his 401(k) Plan and (d) 234,750 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.

(18)	Includes (a) 18,164 restricted shares of Class B Common Stock held by Mr. Boschwitz directly and (b) 53,332 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.

(19)	Includes (a) 10,000 restricted shares of Class B Common Stock held by Mr. Blaker directly and (b) 113,332 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.

(20)	Includes (a) 500 shares of Common Stock and 1,500 shares of Class B Common Stock owned by Mr. Fenster’s wife, (b) 18,164 restricted shares of Class B Common Stock held by Mr. Fenster directly and (c) 43,332 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days. Mr. Fenster disclaims beneficial ownership of all shares owned by his wife.

(21)	Includes (a) 15,498 restricted shares of Class B Common Stock held by Ambassador Kirkpatrick directly and (b) 9,999 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.

(22)	Includes (a) 18,164 restricted shares of Class B Common Stock held by Mr. Kemp directly and (b) 103,332 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.

(23)	Includes (a) 8,833 restricted shares of Class B Common Stock held by Mr. Gorton directly and (b) 1,667 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.

(24)	Includes (a) 18,164 restricted shares of Class B Common Stock held by Mr. Levitt directly and (b) 73,332 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.

(25)	Includes (a) 18,164 restricted shares of Class B Common Stock held by Mr. Gilmore directly and (b) 33,332 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.

(26)	Includes the shares and options set forth above with respect to the executive officers and directors named in the table above (excluding Jonathan Levy) and the following additional amounts held by certain executive officers not named in the table above (a) 7,063 shares of Class B Common Stock held in certain executive officers’ 401(k) plans, (c) 2,849 shares of Class B Common Stock held directly by an executive officer, (d) 144,636 restricted shares of Class B Common Stock held directly by certain executive officers and (e) 742,589 shares of Class B Common Stock of the Company issuable upon the exercise of stock options exercisable within 60 days.

(27)	Consists of 150,000 shares of Common Stock of IDT Telecom, Inc. held by the Company which may be deemed beneficially owned by Mr. Jonas. Mr. Jonas disclaims beneficial ownership of these shares.

(28)	Consists of 150,000 shares of Common Stock of IDT Telecom, Inc. held by the Company which may be deemed beneficially owned by Mr. Courter. Mr. Courter disclaims beneficial ownership of these shares. Also includes 702 shares issuable upon the exercise of stock options exercisable within 60 days.

(29)	Consists of shares issuable upon the exercise of stock options exercisable within 60 days.

(30)	Includes the shares and options set forth above with respect to the executive officers and directors named in the table above (excluding Jonathan Levy) and 629 shares of Common Stock of IDT Telecom issuable upon the exercise of stock options exercisable within 60 days by certain executive officers not named in the table above.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like IDT, who file electronically with the SEC. The address of that site is www.sec.gov. You can also inspect reports, proxy statements and other information about IDT at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you about us by referring you to those documents filed separately with the SEC. The information incorporated by reference is considered to be part of this Information Statement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

•	our Form 10-K most recently filed with the SEC

•	our Form 10-Q most recently filed with the SEC

•	our Schedule TO, filed on February 1, 2006;

•	our Schedule TO, Amendment No. 1, filed on February 21, 2006;

You may request a copy of these filings or any filings subsequently incorporated by reference into this prospectus at no cost, by writing or telephoning Joyce J. Mason, Esq., our General Counsel, at IDT Corporation, 520 Broad Street, Newark, NJ 07102, telephone number (973) 438-1000.

March [•], 2006	BY ORDER OF THE BOARD OF DIRECTORS

Joyce J. Mason
Senior Vice President, General Counsel and Secretary

Exhibit A

CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

IDT CORPORATION

(pursuant to Section 242 of the Delaware General Corporation Law)

IDT Corporation, a Delaware corporation, hereby certifies as follows:

1. The name of the corporation is IDT Corporation (hereinafter the “Corporation”).

2. The Corporation’s Certificate of Incorporation was initially filed with the Secretary of State of the State of Delaware on December 22, 1995 and a Restated Certificate of Incorporation was filed on February 7, 1996, and an amendment to the Restated Certificate was filed on July 3, 2000.

3. The Restated Certificate of Incorporation of the Corporation is hereby further amended by deleting Article Fifth thereof and replacing it with the following:

“FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three (3) and not more than seventeen (17) directors, the exact number of which shall be fixed from time to time by the Board of Directors.

A director shall hold office until the next occurring annual meeting of stockholders following his or her election and until his or her successor shall be elected and shall qualify, subject, however, to prior death or incapacity, resignation, retirement, disqualification or removal from office.

The directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

Subject to the terms of any one or more classes or series of Preferred Stock, newly created directorships resulting from any increase in the number of directors and any vacancies in the Board of Directors resulting from death or incapacity, resignation, retirement, disqualification or removal from office may be filled only by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and directors so elected shall hold office until the next occurring annual meeting of stockholders following appointment and until their successors are duly elected and qualified, or until their earlier death or incapacity, resignation, retirement, disqualification or removal from office.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed on its behalf this [•] day of April, 2006.

IDT CORPORATION

By:
Name: Joyce J. Mason
Title: Senior Vice President, General Counsel and Secretary